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                                                                Exhibit 23.15


                           CONSENT OF J. H. COHN LLP
                           -------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated April 26, 1995 with respect to the audit of Marlboro Greens Limited Partnership (i) for the year ended December 31, 1994 incorporated by reference in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended; (ii) for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report of Form 8-K dated April 16, 1997, as amended; and (iii) for the year ended December 31, 1994, incorporated by reference in NHP's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, all filed with the Securities and Exchange Commission.


                                        /s/ J. H. Cohn LLP
                                        -----------------------------
                                        J. H. COHN LLP

Roseland, New Jersey
October 30, 1997